DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1, of our audit report dated April 11, 2014 relative to the financial statements of Great China Mania Holdings, Inc. as of December 31, 2013 and for year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

November 11, 2014